Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549

Intel Completes Acquisition of McAfee

SANTA CLARA, Calif., February 28, 2011 – Intel Corporation today announced the acquisition of McAfee, Inc. is complete.
McAfee will continue developing and selling security products and services under its own brand. Intel and McAfee plan to bring the first fruits of their strategic partnership to market later this year, with the intent of tackling security and the pervasive nature of computing threats in an entirely new way.
Intel and McAfee believe today’s approach to security does not adequately address the billions of new Internet-ready devices, including PCs, mobile and wireless devices, TVs, cars, medical devices and ATM machines. With the surge in cyber threats, providing protection to a diverse online world requires a fundamentally new approach involving software, hardware and services. Together the two companies will work to help people more securely take full advantage of the potential of computing and connectivity.
As a wholly-owned subsidiary of Intel, McAfee reports into Intel’s Software and Services Group. The group is managed by Renée James, Intel senior vice president, and general manager. McAfee’s president, Dave DeWalt, will report to James.
 “In the past, energy-efficient performance and Internet connectivity have defined computing requirements,” said James. “Intel has added security as a third pillar of what people demand from their experiences with personal computers and other connected devices.  Security challenges put the future potential of computing at risk. The acquisition of McAfee adds not only world-leading security products and technologies to Intel’s computing portfolio, but also brings incredibly talented people focused on delivering products and services that help make connecting to the mobile Internet safer and more secure.”
Intel’s updated Business Outlook for Q1 2011 and full year 2011, published on January 31, 2011, reflected the impact of the closing of the McAfee transaction. The press release, including the Outlook and related risk factors, can be found at http://sec.gov/Archives/edgar/data/50863/000005086311000020/exh991.htm.

Risk Factors
This press release contains forward-looking statements, including statements concerning McAfee’s development and sale of products and services under its brand and the timing of products to market under the strategic partnership, that involve a number of risks and uncertainties. Many factors could affect Intel’s actual results, and variances from Intel’s current

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expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements.

•	Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.
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Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.

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These risks and uncertainties include, but are not limited to, the risk that Intel may not realize the anticipated benefits of the McAfee acquisition, the risk that Intel may not retain the customer relationships of McAfee, and other risks associated with the acquisition, including the ability to successfully integrate the acquired technologies or operations, the potential for unexpected liabilities, our ability to retain key employees of the acquired business, and our compliance with commitments made to the European Commission (EC) in connection with the EC’s approval of the McAfee transaction.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-K for the fiscal year ended Dec. 25, 2010.

About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at www.intel.com/pressroom and blogs.intel.com.

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Intel and the Intel logo are trademarks of Intel Corporation in the United States and other countries.
McAfee, McAfee Labs and Global Threat Intelligence are registered trademarks or trademarks of McAfee, Inc. or its subsidiaries in the United States and other countries. Other marks and brands may be claimed as the property of others. © 2011 McAfee, Inc. All rights reserved.

MEDIA CONTACTS:	Suzy Ramirez	Joris Evers
	Intel Corporation	McAfee, Inc.
	503-264-0996	408-346-3310
	suzy.m.ramirez@intel.com	joris_evers@mcafee.com

INVESTOR CONTACTS:	Kevin Sellers	Kate Scolnick
	Intel Corporation	McAfee, Inc.
	480-363-2642	408-346-5223
	kevin.k.sellers@intel.com	kate_scolnick@mcAfee.com